Exhibit 10.6

August 15, 2006

The following agreements have been agreed in form and substance by the parties thereto as attached and the parties thereto hereby agree to enter into these agreements after the Trading Company (as defined therein) has been established:

以下各方当事人兹确认，已就下述合同以后附的形式及内容达成一致，并将待贸易公司设立后签署正式协议。

1.             MPM Sale, Marketing & Supply Agreement (in English)

华菱连轧管销售、营销和供应协议(英文)

2.             MPM Sale, Marketing & Supply Agreement (in Chinese)

   华菱连轧管销售、营销和供应协议(中文)

3.             VST Sale, Marketing & Supply Agreement (in English)

    华菱钢管销售、营销和供应协议(英文)

4.             VST Sale, Marketing & Supply Agreement (in Chinese)

华菱钢管销售、营销和供应协议(中文)

LONE STAR TECHNOLOGIES, INC.

By:	/s/ Rhys J. Best
Name:	Rhys J. Best
Title:	Chairman/CEO

[Sales & Marketing Agreements – Cover Page]

HENGYANG VALIN MPM STEEL TUBE CO., LTD.

By:	/s/ Zhao JianHui
Name:	Zhao JianHui
Title:	Chairman/General Manager

HENGYANG VALIN STEEL TUBE CO., LTD.

By:	/s/ Zhao JianHui
Name:	Zhao JianHui
Title:	Chairman/General Manager

HUNAN VALIN STEEL TUBE & WIRE CO., LTD.

By:	/s/ Cao HuiQuan
Name:	Cao HuiQuan
Title:	Director/General Manager

[Sales & Marketing Agreements – Cover Page]

MPM SALE, MARKETING & SUPPLY AGREEMENT

This MPM SALE, MARKETING & SUPPLY AGREEMENT (the “Agreement”), dated as of                , 2006, by and among [Trading Company], a company limited by shares organized and existing under the laws of the Cayman Islands (“Buyer”), Lone Star Technologies, Inc., a corporation organized under the laws of the State of Delaware, United States of America (“LST”), Hengyang Valin MPM Steel Tube Co., Ltd., a Sino-foreign joint venture company organized under the laws of the PRC (“Supplier”), and Hunan Valin Steel Tube & Wire Co., Ltd., a joint stock company organized and existing under the laws of the PRC (“VTW”).

RECITALS:

WHEREAS, Buyer is a trading company established by Star China Ltd. (“Star China”), a wholly-owned subsidiary of LST organized and existing under the laws of the Cayman Islands, or by any of its Affiliates, including without limitation, LST, and VTW.

WHEREAS, the parties wish to enter into this Agreement to set forth the terms and conditions pursuant to which Supplier will manufacture and sell certain products (as set forth below) to Buyer and Buyer will purchase and resell certain products from Supplier; and

WHEREAS, the Buyer intends to provide distribution services, marketing support, technical expertise and other services in order to increase the sales of Supplier’s products in the Territory.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties hereto agree as follows:

1.             Defined Terms.  The following terms have the meanings specified in this Section 1 and shall be equally applicable to both the singular and plural forms.

(a)           “Affiliate” means any company or enterprise which is directly or indirectly controlled by, under common control with or controlling a party, and its officers, directors, managers, and employees.  The term “control” shall mean the holding of more than fifty percent (50%) equity interests or of the power to appoint the majority of directors.

(b)           “Applicable Margin Split” means the applicable “Cost Plus” (indicated in column (F)) based on the Net Sales Profit, as set forth in Exhibit B.  For the sole purpose of determining the initial Applicable Margin Split, the Parties agree to use 32% of Net Sales Profit Margin as the reference.

(c)           “Business Day” means a day, other than a Saturday, Sunday or public holiday, on which banks in the People’s Republic of China and Dallas, Texas, the United States of America are open for general business.

(d)           “Capital Increase Agreement” means the capital increase agreement for Supplier dated August 15, 2006 between VTW, Hengyang Valin Steel Tube Co., Ltd., Star China and Supplier in respect of Star China’s contribution to the registered capital of Supplier.

(e)           “Competing Products” means any Tubular Products which Supplier or its subsidiary(ies) has the ability and capacity to manufacture at the time Buyer makes a purchase inquiry.

(f)            “Coupling” means a tubular section used for the exclusive purpose of joining two threaded pin ends of pipe or equipment having the same external and internal diameters and same thread.

(g)           “Coupling Materials” means seamless pipes from which tubular sections are prepared for the manufacture of Couplings or Cross-Overs.

(h)           “Cross-Over” means a tubular section used for the exclusive purpose of joining two threaded pin ends of pipe having different dimensions or threads.

(i)            “Effective Date” means the date on which the JV Contract comes into effect.

(j)            “Funding Date” means the date on which Star China makes its contribution to the registered capital of Supplier in accordance with the terms of the Capital Increase Agreement and the JV Contract.

(k)           “JV Contract” means the joint venture contract dated August 15, 2006 between VTW, Hengyang Valin Steel Tube Co., Ltd. and Star China in relation to the establishment of the Supplier.

(l)            “Line Pipe” means finished or unfinished line pipe manufactured by Supplier or its Subsidiaries (if any) based upon, at a minimum, the latest version of the standards promulgated by the API and/or the ASTM.

(m)          “Net Sales Profit” means Total Sales less Total Deductions.

(n)           “Net Sales Profit Margin” means Net Sales Profit divided by Total Sales.

(o)           “Lone Star” means LST or its Subsidiaries (however, for the purpose of this Agreement, the Buyer is regarded as a Subsidiary of LST).

(p)           “Oil Country Tubular Goods” means casing, tubing, drill pipe, semi-finished and unfinished green tubes, Coupling stock and finished Couplings manufactured directly or indirectly by Supplier or its Subsidiaries based upon, at a minimum, the latest version of the standards promulgated by the API and/or the ASTM.

(q)           “Persistent Default” as it relates to a Competing Product, means the failure by Supplier or its subsidiary(ies) to supply Competing Product that meets Buyer’s requirements as to technical specifications, quantity, quality and/or delivery time as set forth in Buyer’s inquiry (as accepted by Supplier or its subsidiary(ies)) and such failure shall have resulted in least three (3) serious complaints or claims for penalty or damage for payments for any one type of Competing Product from customers within any 6-month period (for the avoidance of doubt, a single down-hole failure shall be deemed to be a Persistent Default); provided, however, that minor deviations from the terms of the order which are beyond the control of Supplier or its subsidiary(ies) shall not be deemed to be a default.

(r)            “PRC” means The People’s Republic of China, for the purposes of this Agreement only, excluding Hong Kong Special Administrative Region, Macao Special Administrative Region and Taiwan.

(s)           “Preferred Return Period” shall have the meaning set forth in the Shareholders Agreement.

(t)            “Preferential Supplier Period” is defined in Section 3(a).

(u)           “Price Adjustment” means an adjustment to the price or imputed price of the Tubular Products sold by Supplier to Buyer that is required by the Tax Authorities.

(v)           “Prime Products” mean only the Tubular Products sold to the Buyer meeting the Buyer’s specific requirements, including API specifications and metallic chemistries.

(w)          “Shareholders Agreement” means the shareholders agreement dated                       by and between the Buyer, LST, VTW and Star China.

(x)            “Specialty Tubing” means mechanical and pressure tubes, cold drawn and hot finished tubes, shells for redraw and other boiler tubes manufactured directly or indirectly by Supplier or its Subsidiaries based upon, at a minimum, the latest version of the standards promulgated by the API and/or the ASTM.

(y)           “Subsidiaries” of Supplier or Buyer means a subsidiary in which Supplier or Buyer owns more than 50% equity interest.

(z)            “Tax Authorities” means the PRC tax authorities having the power to tax Supplier in accordance with the then applicable PRC tax laws, rules or practices.

(aa)         “Term” has the meaning ascribed to it in Section 16.

(bb)         “Territory” means North America (Canada, the United States of America and Mexico, which includes any offshore drilling within the territorial waters of such countries) and any other countries that the parties mutually agree to add to the Territory.

(cc)         “Total Deductions” means the costs allocated to the Prime Products pursuant to Exhibit C, plus all the additional costs incurred by the Buyer in preparing and delivering the Prime Products to its end customers, including but not limited to costs relating to administration, financing, further processing and shipping.

(dd)         “Total Sales” means the revenue from the sales to its end customers received by the Buyer.

(ee)         “Tubular Products” means Line Pipe, Oil Country Tubular Goods, Specialty Tubing and/or all other tubular products manufactured by Supplier or its Subsidiaries (if any).

(ff)           “$” means the lawful currency of the United States of America.

2.             Exclusive Marketing.

(a)           Unless otherwise provided herein, as of the Funding Date and so long as Supplier is the preferred supplier of Lone Star under this Agreement, Supplier hereby grants LST the exclusive right, without limitation or exclusion, (i) to market and sell Tubular Products through Buyer to any party located in the Territory and (ii) for any Tubular Product purchases initiated in the Territory without regard to the end-use location.  LST shall conduct marketing and sales of Tubular Products in the Territory through Buyer.  It is understood that Supplier, prior to the signing of this Agreement, has distributed Tubular Products in the Territory to a limited extent.  From the Funding Date, Buyer shall be responsible for the distribution and sales of all Tubular Products in the Territory.  Tubular Products shipped to the Territory but sold to international end-users outside the Territory through Buyer will constitute sales in the Territory, but such sales should not conflict with Supplier’s sales in international markets other than the Territory.

(b)           Supplier will promptly, and in any event no later than six (6) months from the Funding Date, cease to directly or indirectly sell Tubular Products to customers in the Territory (other than to Buyer).

(c)           Supplier will disclose to Buyer all existing supply contracts it or its Subsidiaries (if any) have with customers in the Territory with unfulfilled orders, and as from the Funding Date and subject to such customers’ consent, give Buyer the option to assume such contracts. In the event that customers of existing contracts decline to be transferred to the Buyer, Supplier shall continue to perform such contracts, provided that such contracts shall be terminated or fully performed before the end of the six (6) month period from the Funding Date.

(d)           Upon notification supported by reasonable evidence to Supplier by Buyer that a customer of Supplier located outside the Territory is purchasing Tubular Products from Supplier for the purpose of selling such Tubular Products into the Territory, Supplier will immediately cease selling any Tubular Products to such customer.

(e)           Buyer has customary operating and credit standards and terms and conditions for its distribution of Tubular Products.  To the extent consistent with such standards, terms and conditions, Buyer shall seek to retain the group of Supplier’s distribution channels set forth on Exhibit A hereto; provided, however, that Buyer will not be bound by any agreement previously entered into between Supplier or its Affiliates and such distributors.

3.             Preferred Supplier

(a)           From the Funding Date and for so long as Lone Star continues to hold, directly or indirectly, at least 35% of the equity in the Supplier (the “Preferential Supplier Period”), Supplier will be the preferred supplier for all Competing Products that Lone Star purchases in the PRC.

(b)           During the Preferential Supplier Period, Lone Star intents to optimize the purchase of the Supplier’s Competing Products and support Supplier’s desire to become the majority supplier for Lone Star’s global procurement of Competing Products, to the extent that it is consistent with the economic interests of Lone Star.

(c)           If at any time during such Preferential Supplier Period, Lone Star wishes to place an inquiry for Competing Products to be sourced from the PRC, Buyer will place such inquiry with Supplier or its Subsidiary(ies), setting forth the specifications of the product, price, quantity, quality, delivery time and other applicable terms.  For repeat inquiries (i.e. inquiries for identical Competing Products), Supplier or its Subsidiary(ies) with which the inquiry is placed will have the right to accept or decline the inquiry on such terms within two (2) Business Days of the inquiry being placed, and for new inquiries, Supplier or its Subsidiary(ies) with which the inquiry is placed will have the right to accept or decline the inquiry on such terms within five (5) Business Days of the inquiry being placed.  If Supplier or its Subsidiary(ies) with which the inquiry is placed declines to accept the inquiry in whole or in part or fails to reply within the relevant time period of the inquiry being placed, Lone Star may order such Competing Product from any other supplier at substantially the same terms and conditions that have been offered to Supplier.

(d)           If for whatever reason there is a Persistent Default, Lone Star has the right to suspend the preferred supplier arrangement with respect to the Competing Product for which the Persistent Default relates until the cause for the Persistent Default is resolved to Buyer’s reasonable satisfaction.  During such suspension, Supplier shall use its best efforts to identify and rectify the causes for the Persistent Default, and the preferred supplier arrangement shall be resumed as soon as practicable when the Persistent Default has been fully rectified to Buyer’s reasonable satisfaction.

4.             Costing, Price and Payment.

(a)           During the Preferred Return Period, the price of the Tubular Products shall be the costs allocated to the Prime Products (as defined in Exhibit C) as determined by the method set forth in Exhibit C to this Agreement, plus the Applicable Margin Split.  After the Preferred Return Period and during the Term of this Agreement, as long as Supplier is the preferred supplier for all Competing Products that Lone Star purchases in the PRC, the price of the Tubular Products shall be at least the most favorable market price that the Supplier provides to its customers outside the PRC.  If the Supplier provides to any person (other than customers in the PRC) more favorable terms for any Tubular Products than those terms which Buyer is receiving for the same Tubular Products, taking into account the quantities, product costs, quality requirements, inventory requirements and delivery time, then:  (i) Supplier will promptly notify Buyer of such terms and (ii) so long as Buyer is in material compliance with its payment obligations under this Agreement (without taking into account disputed invoices), Supplier shall grant equally favorable terms to Buyer as those granted to such other customer.  The more favorable terms shall apply retroactively to all shipments of the affected Tubular Products as of the effective date of Supplier’s arrangement with its other customer(s) and shall continue until the earlier of termination of this Agreement and the termination of such arrangement.

(b)           With respect to Tubular Products that Buyer purchases from Supplier, Buyer shall make payment against documents (D/P) (as defined in Incoterms 2000) to Supplier at sight for each shipment. Within 7 days after the close of accounting book on a quarterly basis, Buyer shall calculate the amount, if any, representing customer returns, warranty claims and unresolved disputed invoices relating to Tubular Products occurring during such quarter, which shall be payable by Supplier or offset by Buyer’s next payment to Supplier in accordance with Section 20 below.  If such payment period ends on a day which is not a Business Day, such period shall be deemed to end on the next Business Day.  Buyer will be the importer of record for all products received by it under this Agreement.  All prices and payments under this Agreement shall be in U.S. Dollars.   Buyer shall use its best commercially reasonable efforts to maximize the price it charges its customers of Tubular Products, while Supplier shall use its best commercially reasonable efforts to minimize the product costs.

(c)           Supplier may, upon reasonable notice and during business hours, but not more frequently than once per quarter, have an independent third party audit the invoices between Buyer and its customers of Tubular Products solely for the purpose of reviewing Buyer’s invoices to such customers.  Information obtained by Supplier, orally or in writing, during such audit shall be considered confidential information subject to Section 18 hereof, and reports related to such audit shall only be provided to Supplier’s Chief Financial Officer and Deputy Manager in charge of Finance.

(d)           Buyer may, upon reasonable notice and during business hours, but not more frequently than once per quarter, have an independent third party audit the books and records of Supplier for the purpose of verifying, among other things, whether the product costs have been allocated to the Prime Products in compliance with Exhibit C. Information obtained by Buyer, orally or in writing, during such audit shall be considered confidential information subject to Section 18 hereof.

(e)           The Parties agree that the Net Sales Profit shall be distributed to Star China or its Affiliate (including without limitation, LST, whichever is applicable, and VTW in accordance with the Applicable Margin Split and the Shareholders Agreement entered into between Star China (or its Affiliate) and VTW as shareholders of the Buyer.

(f)            During the Preferential Return Period and following a Price Adjustment required by the Tax Authorities, the Cost Plus charged by the Supplier shall be recalculated in accordance with the Price Adjustment as follows: each percentage amount in the column labeled "Cost Plus (F)" on Exhibit B hereto shall be revised to add to each percentage amount in such column a percentage amount equal to (i) the amount of the price increase caused by such Price Adjustment divided by (ii) Buyer's selling price to its direct customers in effect immediately prior to the price increase. This adjusted Cost Plus shall be applied in Exhibit B, and shall result in a recalculation of the Net Sales Profit Margin Split (as indicated in columns (B), (C), (D), (E) and (G)); however, the distribution ratio of Net Sales Profit (as indicated in columns (H), (I), (J) and (K)) shall be the same as before the Price Adjustment.

(g)           In the event that Supplier is assessed retroactive taxes as a result of a Price Adjustment (“Additional Price Adjustment Taxes”), Supplier shall provide timely notice to Buyer of such assessment and Buyer shall indemnify Supplier against all such Additional Price Adjustment Taxes.

(h)           Supplier shall promptly engage one of the Four Accounting Firms (as such term is defined in the JV Contract) to advise Supplier with respect to its communications with the Tax Authority and in conducting any analyses (including pricing studies) necessary to prepare for such communications.

5.             Method of Sales.  Buyer will purchase the Tubular Products in accordance with method consistent with Incoterms 2000.

6.             Product Acceptance from Major Tubular Customers.  Buyer shall use reasonable efforts to work with Supplier to obtain product acceptance and approvals from major Tubular Product customers in the Territory and elsewhere.  The trademarks to be used on all purchased Tubular Products for sale in the Territory shall be as specified in Exhibit D to this Agreement.

7.             Market and Production Information.

(a)           Buyer shall, from time to time, invite Supplier to participate in visits to customers in order to maximize market exposure and awareness on the part of Supplier.  Supplier shall, from time to time, as requested by Buyer, allow Buyer and customers to visit Supplier’s production facilities in Hengyang, Hunan, People Republic of China.  Buyer shall also provide Supplier, on a monthly basis, with market information and sales reports in respect of the Tubular Products acquired by Buyer from Supplier.

(b)           The parties acknowledge that prior to the signing of this Agreement, Supplier has been responsible for its marketing activities and distribution channels in the Territory.  Subject to Article 2, any changes to the choice of or management of Supplier’s existing distribution channels shall be at Buyer’s discretion pursuant to the exclusive marketing arrangement in the Territory.

8.             Volume Obligations.  Supplier shall supply not less than 100,000 metric tons of Tubular Products annually for purchase by Buyer unless Buyer requests a smaller amount, and shall, together with the Tubular Products purchased by Buyer from Valin Steel Tube Co., Ltd., supply not less than 200,000 metric tons of Tubular Products annually for purchase by Buyer unless Buyer requests a smaller amount.  Buyer shall use its best efforts to achieve target sales of not less than 200,000 metric tons of Tubular Products annually from Supplier and Valin Steel Tube Co., Ltd. and shall have consideration for Supplier’s and Valin Steel Tube Co., Ltd.’s mill operating capacity in placing orders for Tubular Products.

9.             Exclusive Sales.  During the Preferential Supplier Period, if Lone Star wishes to sell Tubular Products directly into the PRC, such sale shall only be made through Supplier.

10.           Product Quality and Claims.

(a)           Supplier represents and warrants to Buyer as follows:  Supplier will deliver to Buyer title to all Tubular Products free and clear of all security interests, liens, charges, restrictions or encumbrances of any kind, nature or description; all Tubular Products shall be free from defects in material and/or workmanship, unless otherwise specified in the purchase order; all Tubular Products shall be new and not used or reconditioned; all Tubular Products will conform to Buyer’s specifications and technical standards set forth in each purchase order. All Tubular Products shall in all respects be suitable for the particular purpose for which they are purchased and all Tubular Products shall be merchantable in accordance with the purchase orders.  All Tubular Products shall be packaged, labeled and shipped in accordance with applicable laws and regulations, including without limitation state and federal environmental and hazardous substance laws and regulations, and in accordance with the purchase orders.

(b)           In the event that there is any product quality issue (whether through a customer-initiated complaint or otherwise), Buyer shall be responsible for investigating it, interfacing with the customer as well as Supplier, but Supplier shall be solely responsible for any defect contained in the Tubular Products upon delivery to Buyer and any damages caused thereby.  In connection with the handling of such product quality issues, (i) Buyer will discuss with Supplier the proposed settlement offer with a customer prior to extending such offer to the customer; (ii) Supplier will use its best efforts to conform to Buyer’s 30-day customary time framework for handling of product quality issues; and (iii) Supplier shall be responsible for all settlement costs, including any direct or indirect legal, special or consequential damages; provided, however, that Supplier shall not be responsible for any settlement effected by Buyer without Supplier’s prior consent, which shall not be unreasonably withheld, conditioned or delayed.  If Supplier shall not have responded within 30 days, Supplier shall be deemed to have agreed to the settlement suggested by Buyer.

11.           Product Mix and Volume.  Buyer and Supplier shall work closely together in developing an annual supply plan, which shall be completed 90 days before the beginning of each calendar year. Buyer shall use its best commercially reasonable efforts to prepare a reasonably accurate forecast for the demand of the Tubular Products in such annual supply plan so as to enable Supplier to efficiently allocate its production resources, while Supplier shall use its best  commercially reasonable efforts to prepare a reasonably accurate forecast for the product costs in such annual supply plan so as to enable Buyer to better market and sell of Tubular Products.  Buyer shall advise Supplier of the anticipated volume and product mix of Tubular Products that Supplier will manufacture for purchase by Buyer on a quarterly basis, such forecast to be delivered 60 days prior to the beginning of each quarter.  Buyer may make specific line item changes at any time on or before 45 days prior to commencement of production.  Supplier shall confirm with Buyer that it will produce the Tubular Products requested in such forecast within five days of receipt of Buyer’s advice of its needs.  Buyers shall place purchase orders in reasonable advance time prior to delivery consistent with market practice.

12.           Remedies.  In the event of Supplier’s breach of this contract and subject to Section 3 herein, Buyer may take any or all of the following actions, without prejudice to any other rights or remedies available to Buyer under this Agreement or by law: (i) require Supplier to repair or replace such Tubular Products, and upon Supplier’s failure or refusal to do so, repair or replace the same at Supplier’s expense, (ii) reject any shipment or delivery containing defective or non-conforming Tubular Products and return or replacement of such Tubular Products at Buyer’s option, said return to be made at Supplier’s cost and risk, or (iii) cancel any outstanding deliveries hereunder, and treat such breach by Supplier as Supplier’s repudiation of the purchase order(s) relating to such deliveries.  In the event of Buyer’s breach of this contract, unless otherwise proved by Supplier the existence of actual damages, Supplier’s remedy shall be Supplier’s recovery of the Tubular Products or the purchase price payable for Tubular Products shipped prior to such breach.

13.           Product Liability Insurance.  Throughout the Term of this Agreement and for a period of two years thereafter, Supplier will maintain in effect sufficient and proper product liability insurance through an internationally recognized insurance company with insurance coverage required by LST consistent with insurance coverage requirements applicable to similar products sold in the Territory.

14.           Prompt Delivery.  Time of delivery is of the essence of each purchase order of Tubular Products. Buyer and Supplier shall work closely to ensure timely delivery required by the purchase orders.

15.           Inspection and Audit Rights; Priority.  Upon Buyer providing Supplier no less than 30 days’ prior notice, Buyer shall have the right to inspect, or have a third party inspect, any or all of the Tubular Products prior to loading at the port of origin or upon Buyer’s receipt, at Buyer’s election, which right shall be exercisable notwithstanding Buyer’s having paid for the goods prior to inspection.  Any product that according to any such inspection does not meet the agreed upon specifications as set forth in Section 10 may be rejected by Buyer.  Supplier agrees that production and shipments of Tubular Products to Buyer will have priority over all other conflicting orders received by Supplier from any person, and Supplier shall implement and maintain effective controlling measures to ensure the priority on production and shipments of Tubular Products to Buyer will at all times be effectively carried out. Buyer’s inspection of Tubular Products shall have no effect on Supplier’s product warranty or liability for any direct or indirect damages, costs or losses caused by Tubular Products under Section 10.  Buyer, by reason of its failure to inspect the goods, shall not be deemed to have accepted any defective Tubular Products or Tubular Products which do not conform to the specifications thereof, or to have waived any of Buyer’s rights or remedies arising by virtue of such defects or nonconformance.  If any of the delivered Tubular Products are in a defective or nonconforming condition, efforts of Buyer to correct such defect or nonconformance shall not constitute an acceptance, and Buyer may reject such Tubular Products where the attempt to repair has proved unsuccessful.  Buyer shall have no obligation to attempt to repair or correct such defect or nonconformance.

16.           Term.  The term of this Agreement (“Term”) shall commence from the Effective Date until terminated in accordance with the provisions of Sections 16 or 17.  This Agreement will terminate automatically on the termination of the Joint Venture Contract unless it is otherwise agreed in writing by the Parties.

17.           Termination of Agreement.

(a)           Termination by Agreement.  This Agreement may be terminated upon the mutual written agreement of the parties.

(b)           Termination for Bankruptcy.  Any party upon written notice to the other Party may terminate this Agreement at any time in the event any other party shall make an assignment for the benefit of its creditors, or shall file a voluntary petition under the bankruptcy, reorganization, insolvency or similar laws of any jurisdiction to which it is subject, or shall suffer an involuntary petition under such laws to be filed against it, or shall be adjudicated bankrupt or insolvent, or have an order for relief in bankruptcy entered concerning it, under the laws of any jurisdiction to which it is subject.

(c)           Effect of Termination.  If this Agreement shall be terminated pursuant to this Section, all further obligations of the parties under this Agreement (other than Sections 10, 12, 13, 18, 20, 21, 23, 26, 27, 29) shall be terminated without further liability of any party to the other; provided, however, that nothing herein shall relieve any party from liability for its breach of this Agreement prior to its termination.

18.           Confidentiality Obligations.  Each party shall use its best efforts to prevent any of the other party’s proprietary and confidential information that it receives under the scope of this Agreement from being (a) used for any purpose other than the fulfillment of the receiving party’s obligations under this Agreement or (b) disclosed to any third party (other than the receiving party’s counsel, auditors or other advisors), in each case without the prior written consent of the other party.  The provisions of this Section shall not apply and the receiving party shall have no obligation with respect to any information that the receiving party can show:  (i) is or becomes public knowledge through no wrongful act of the receiving party; (ii) is already known to the receiving party, which knowledge can be documented from written records; (iii) is rightfully obtained by the receiving party from any third party without similar restriction and without breach of any obligation owed to the disclosing party; or (iv) is independently developed by the receiving party’s employees who have not had access to the applicable confidential information.  In addition, a receiving party may disclose confidential information of the other party if it becomes compelled to do so by applicable law, regulation or legal process; provided, however, that before doing so it gives the other party reasonable notice of its intended disclosure sufficient for the other party to seek a protective order.

19.           Force Majeure.  If any party is prevented from or delayed in complying, either totally or in part, with any of the terms or provisions of this Agreement by reason of (a) fire, flood or storm that inflicts damage to Supplier’s facilities, or (b) other causes beyond the reasonable control of Buyer or Supplier that, in the case of either (a) or (b), cause Supplier’s facilities to become inoperable, then upon notice to the other party, the affected provisions shall be suspended during the period of such disability and such party shall have no liability in connection therewith.  Supplier will use its best efforts to remedy any disability caused by a Force Majeure event.

20.           Invoices; Right of Set-Off.  Supplier shall render one copy of each purchase order invoice submitted under this Agreement and shall send all purchase documents to the Buyer in accordance with method consistent with Incoterms 2000 (to the extent applicable).  To the extent permitted under applicable PRC Customs, foreign exchange and taxation laws and regulations, Buyer shall have the rights of set-off, netting, offset, recoupment, and similar rights relating to any payments to be made by Buyer to Supplier or any Subsidiary of Supplier pursuant to any order for Tubular Products or otherwise.

21.           Environmental. Supplier warrants that it will, and shall cause all of its Affiliates, officers, directors, managers, independent contractors, and employees, to perform all services and furnish all Tubular Products with due care and in compliance with all applicable federal, state, regional, and local safety and environmental laws, rules, regulations, including, without limitation, laws, rules, and regulations pertaining to notification, permitting, waste management and unauthorized releases.  Supplier further agrees to indemnify, defend and hold Buyer harmless from any and all claims, demands, judgments, causes of action, damages, penalties, fines, costs, liabilities or losses, including, but not limited to, personal injury or death and property damage which arise as a result of activities related to performance of this

Agreement or any breach of any provision of this Agreement.  This indemnity shall survive completion or termination of this Agreement.

22.           Clerical Errors.  Stenographic and clerical errors, whether in mathematical computation or otherwise, made by Buyer on a purchase order or any other forms delivered to Supplier shall be subject to correction by Buyer.  If Supplier finds any clerical errors on such documents, it shall inform Buyer accordingly.

23.           Joint Liability.  Both Supplier and Buyer hereby agree to cause its respective Affiliates and any of its or its Affiliates’ officers, directors, managers, independent contractors, or employees to honor the covenants contained in this Agreement.  Both Supplier and Buyer shall be liable for any breaches of such covenants by its respective Affiliates and its or its Affiliates’ officers, directors, managers, independent contractors, or employees.

24.           Entire Agreement; Amendment.  This Agreement constitutes the entire agreement between Buyer and Supplier with respect to the subject matter hereof.  This Agreement may not be amended except by an instrument in writing executed by both Buyer and Supplier.

25.           Applicable Law.  This Agreement will be governed by, and construed in accordance with, the laws of Hong Kong, SAR.

26.           Successors and Permitted Assigns.  This Agreement will be binding upon, and will inure to the benefit of, each party and their respective successors and assigns; provided, however, none of the parties may assign this Agreement without the prior written consent to the assignment by the other parties hereto except that Buyer may serve as Supplier’s exclusive sales agent either directly or through a wholly owned subsidiary, provided that Buyer remains fully liable to Supplier under this Agreement.

27.           Arbitration and Attorney Fees.  The parties shall make every effort to settle amicably any and all disputes, controversies and conflicts arising out of or relating to or in connection with this Agreement, the performance or non-performance of the obligations set forth herein (including any questions regarding its existence, validity or termination) (a “Dispute”).  Disputes or claims, if any, which cannot be settled amicably between the parties, within thirty (30) days after written notice of such Dispute has been given by one party to the other party, shall be referred to and finally resolved by arbitration in Hong Kong under the Rules of Arbitration of the International Chamber of Commerce (“ICC Rules”) for the time being in force.  The ICC Rules shall be deemed to be incorporated by reference into this Section within this Agreement.  The Tribunal shall consist of one (1) arbitrator who shall be appointed by the Chairman of the International Chamber of Commerce.  Such arbitrator shall not be a citizen of the United States of America or the People’s Republic of China.  The costs of the arbitration, including administrative and arbitrator’s fees, shall be shared equally by the parties.  Each party shall bear the costs of its own attorney’s fees and expert witness fees.  The arbitration proceedings shall be in both English and Chinese and all pleadings and written evidence shall be in English and Chinese.  The decision of the arbitrator shall be final, binding and enforceable upon the parties and judgment upon any award rendered by the arbitrator may be entered in any court having jurisdiction thereof.  In the event that the failure of a party to this Agreement to comply with the decision of the arbitrator requires the other party to apply to any court for enforcement of such award, the non-complying party shall be liable to the other for all cost of such litigation including attorneys’ fees.  The parties may apply to any court of competent jurisdiction in accordance with this clause (ii), for temporary or permanent injunctive relief, without breach of this clause (ii) or abridgement of the powers of the arbitrator.  None of the parties shall be entitled to commence or maintain any action in any court of law upon any matter in dispute until such matter shall have been submitted to, and finally determined under, the dispute resolution and arbitration procedures in this clause (ii), and then only for the enforcement of any arbitral award.  Process may be served on any party in the manner set forth in this Agreement by such other method authorized by applicable law or court rule.  During the settlement process of disputes, each party shall continue to perform its obligations unrelated to the relevant disputes under this Agreement.

28.           Notice Provision.  All required or permitted notices and other communications shall be in writing and, unless otherwise provided in this Agreement, shall be deemed effective when transmitted to the addresses set forth below (i) on the second Business Day following delivery to the courier service if sent by international air courier, fastest method, where the recipient is required to sign for such package, (ii) upon receipt by the sender of a confirmation of receipt by the recipient’s fax machine designated below if sent by fax or (iii) upon delivery to a responsible person at the office specified if by manual delivery:

If to Supplier:

Hengyang Valin MPM Steel Tube Co., Ltd.

Attention:  General Manager

[Address]

If to VTW:

Hunan Valin Steel Tube & Wire Co., Ltd.

Attention:

Address: Valin Plaza, No. 111 Section of Fu Rong Zhong Lu, Changsha,

Hunan Province, PRC

If to Buyer:

[Trading Company]

Attention:  Chief Executive Officer

15660 N. Dallas Pkwy., Ste. 500,

Dallas, TX 75248, U.S.A.

Fax:         +1-972-770-6474

with a copy to (which shall not constitute notice):

Weil, Gotshal & Manges LLP

200 Crescent Court, Suite 300

Dallas, Texas 75201, U.S.A.

Attention:  Mary R. Korby

Fax:  +1-214-746-7777

If to LST:

Lone Star Technologies, Inc.

Attention:  General Counsel

15660 N. Dallas Pkwy., Ste. 500

Dallas, TX 75248, U.S.A.

Fax:         +1-972-770-6474

with a copy to (which shall not constitute notice):

Weil, Gotshal & Manges LLP

200 Crescent Court, Suite 300

Dallas, Texas 75201, U.S.A.

Attention:  Mary R. Korby

Fax:  +1-214-746-7777

or to such other address or addresses as any such party may from time to time designate for itself in writing.

29.           No Third Party Beneficiaries.  Nothing in this Agreement shall be construed to create any rights in any third party against any party.

30.           Compliance with Laws.  Each party agrees to comply with all applicable laws and regulations relating to its performance hereunder.  Each Party shall ensure that it obtains and maintains at its own cost all necessary permits and/or licenses necessary for it to perform its obligations hereunder.

31.           No Waiver.  The performance of or compliance with a party’s obligation hereunder may be waived, but only in writing signed by an authorized representative of the other party.  A waiver of compliance with any provision of this Agreement shall not constitute a waiver of any subsequent lack of compliance with such provision or of any other provision of this Agreement.  Failure of any party to enforce at any time any provision of this Agreement shall not be construed as a waiver thereof.

32.           Relationship of Parties.     Nothing in this Agreement shall create, or be deemed to create, a partnership, joint venture or legal relationship of any kind between the parties that would impose liability upon one party for the acts or failure to act of the other party, or authorize any party to act as agent for the other.  Save where expressly stated in this Agreement, none of the parties shall have the authority to make representations, act in the name or on behalf of or otherwise bind the other.

33.           Execution.             This Agreement may be executed in any number of counterparts and by the parties on separate counterparts, each of which, when executed, shall be an original, but all counterparts shall together constitute on and the same instrument.

34.           Further Assurance.            LST shall execute or procure the execution of all necessary service contracts between Buyer on the one hand and LST or other third-party service providers on the other hand as may from time to time be necessary to give support to Buyer in performing its distribution and sale responsibility hereunder.

35.           Language.             This Agreement is written in English and Chinese.  Both languages shall be of equal effect.

IT WITNESS WHEREOF, the parties hereto have entered into this Agreement as of the date first written above.

[TRADING COMPANY]

By:
Name:
Title:

LONE STAR TECHNOLOGIES, INC.

By:
Name:
Title:

HENGYANG VALIN MPM STEEL TUBE CO., LTD.

By:
Name:
Title:

HUNAN VALIN STEEL TUBE & WIRE CO., LTD.

By:
Name:
Title:

I hereby certify that, this Agreement has been approved by the board of directors of Hengyang Valin MPM Steel Tube Co., Ltd. on                           .

By:
Name:
Title:Legal Representative
Date:
Company Seal:

Exhibit A

Supplier’s Distributors in the Territory and Summary of Major Distribution Terms

Exhibit B

Margin Split for the North America Market

Net Sales Profit Margin (A)	Net Sales Profit Margin Split to Buyer (B)	Percentage of Buyer's Net Sales Profit Split to VTW (C)	Percentage of Buyer's Net Sales Profit Split to LST (D)	Net Sales Profit Margin to VTW Through Buyer (E)	Cost Plus (Net Sales Profit Margin Split to Supplier) (F)	Net Sales Profit Margin to LST Through Buyer(G)	Net Sales Profit Margin to VTW Through Supplier and Buyer (H)	Net Sales Profit Margin to LST Through Supplier and Buyer (I)	All In LST (J)	All In VTW (K)
5%	5.00%	32.61%	67.39%	1.63%	0.00%	3.37%	1.63%	3.37%	67.39%	32.61%
8%	7.95%	32.42%	67.58%	2.58%	0.05%	5.37%	2.60%	5.40%	67.46%	32.54%
11%	10.74%	32.22%	67.78%	3.46%	0.26%	7.28%	3.60%	7.40%	67.28%	32.72%
14%	13.41%	32.03%	67.97%	4.30%	0.59%	9.12%	4.61%	9.39%	67.09%	32.91%
17%	15.98%	31.84%	68.16%	5.09%	1.02%	10.89%	5.63%	11.37%	66.89%	33.11%
20%	18.44%	31.65%	68.35%	5.84%	1.56%	12.60%	6.66%	13.34%	66.69%	33.31%
23%	20.79%	31.46%	68.54%	6.54%	2.21%	14.25%	7.71%	15.29%	66.48%	33.52%
26%	23.04%	31.26%	68.74%	7.20%	2.96%	15.83%	8.77%	17.23%	66.26%	33.74%
29%	25.17%	31.07%	68.93%	7.82%	3.83%	17.35%	9.85%	19.15%	66.03%	33.97%
32%	27.20%	30.88%	69.12%	8.40%	4.80%	18.80%	10.94%	21.06%	65.80%	34.20%
35%	29.90%	31.24%	68.76%	9.34%	5.10%	20.56%	12.04%	22.96%	65.59%	34.41%
38%	32.60%	31.61%	68.39%	10.30%	5.40%	22.30%	13.17%	24.83%	65.35%	34.65%
41%	35.30%	31.97%	68.03%	11.29%	5.70%	24.01%	14.31%	26.69%	65.10%	34.90%
43%	37.10%	32.34%	67.66%	12.00%	5.90%	25.10%	15.12%	27.88%	64.83%	35.17%
44%	38.00%	32.70%	67.30%	12.43%	6.00%	25.57%	15.61%	28.39%	64.53%	35.47%
45%	38.90%	33.06%	66.94%	12.86%	6.10%	26.04%	16.09%	28.91%	64.23%	35.77%
46%	39.80%	33.43%	66.57%	13.30%	6.20%	26.50%	16.59%	29.41%	63.93%	36.07%
47%	40.70%	33.79%	66.21%	13.75%	6.30%	26.95%	17.09%	29.91%	63.63%	36.37%
48%	41.60%	34.16%	65.84%	14.21%	6.40%	27.39%	17.60%	30.40%	63.33%	36.67%
49%	42.50%	34.52%	65.48%	14.67%	6.50%	27.83%	18.12%	30.88%	63.03%	36.97%
50%	43.40%	34.88%	65.12%	15.14%	6.60%	28.26%	18.64%	31.36%	62.72%	37.28%
51%	44.30%	35.25%	64.75%	15.61%	6.70%	28.69%	19.17%	31.83%	62.42%	37.58%
52%	45.20%	35.61%	64.39%	16.10%	6.80%	29.10%	19.70%	32.30%	62.11%	37.89%
53%	46.10%	35.98%	64.02%	16.58%	6.90%	29.52%	20.24%	32.76%	61.81%	38.19%

				First Allocation to JV		0.60%	0.75	Average	65.00%	35.00%

Exhibit C

Product Cost

“Prime Tonnage” means the tonnage of Prime Products.

The costs of Prime Products shall be the aggregate of the following costs calculated per production line, per product type and on a per month basis:

(1)          Raw Material Cost: means the actual cost of billet (sourced from third-party billet suppliers), scrap steel, virgin iron units and metallic additives used in the manufacture of the Prime Products.

(2)          Conversion Costs

(a)      (Self-Produced) Billet Conversion Cost: in the event billets used for the production of Prime Products are produced by the Supplier, billet conversion cost means the actual cost of converting scrap steel, pig iron units and metallic additives into steel billets allocated on a prorate basis of tonnage of billets used in Prime Products to total billet production tonnage.

(b)         Green Tube Conversion Cost: means the actual cost of converting steel billets into green tubes allocated on a prorata basis of tonnage of green tubes used in Prime Products to total green tube production tonnage.

(c)          Finishing Cost of Oil Country Tubular Goods (OCTG): means (1) the total actual costs of operating of the heat treating facilities allocated on a prorata basis of Prime Tonnage to total actual production tonnage of heat treating facilities plus (2) the total actual costs of operating of the threading facilities allocated on a prorata basis of Prime Tonnage to total actual production tonnage of threading facilities.

(3)                  General, Administrative and Finance Expenses: means the total general, administrative and finance expenses incurred by the Supplier in a calendar month, allocated on a prorata basis of Prime Tonnage to total actual production tonnage of the Supplier.

(4)                  Selling Expenses: means (1) the sales and marketing (including export) expenses that directly relate to the sale of the Prime Products plus (2) undividable export expenses allocated on a prorata basis of Prime Tonnage to total export tonnage of the Supplier.

(5)                  VAT and Add-on Fees: means the actual VAT and add-on fees directly relate to the Prime Products.

Exhibit D

Form of Co-Branding

Tubular Products manufactured for sale in the Territory will have the names “Lone Star/HYST” or “Lone Star/HYST Seamless” as appropriate.   Such products will also have the appropriate Lone Star mark and Valin Mark and the product tab attached hereto.

VST SALE, MARKETING & SUPPLY AGREEMENT

This VST SALE, MARKETING & SUPPLY AGREEMENT (the “Agreement”), dated as of              , 2006, by and among [Trading Company], a company limited by shares organized and existing under the laws of the Cayman Islands (“Buyer”), Lone Star Technologies, Inc., a corporation organized under the laws of the State of Delaware, United States of America (“LST”), Hengyang Valin Steel Tube Co., Ltd., a limited liability company organized under the laws of the PRC (“Supplier”), and Hunan Valin Steel Tube & Wire Co., Ltd., a joint stock company organized and existing under the laws of the PRC (“VTW”).

RECITALS:

WHEREAS, Buyer is a trading company established by Star China Ltd. (“Star China”), a wholly-owned subsidiary of LST organized and existing under the laws of the Cayman Islands, or by any of its Affiliates, including without limitation, LST, and VTW.

WHEREAS, the parties wish to enter into this Agreement to set forth the terms and conditions pursuant to which Supplier will manufacture and sell certain products (as set forth below) to Buyer and Buyer will purchase and resell certain products from Supplier; and

WHEREAS, the Buyer intends to provide distribution services, marketing support, technical expertise and other services in order to increase the sales of Supplier’s products in the Territory.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties hereto agree as follows:

1.             Defined Terms.  The following terms have the meanings specified in this Section 1 and shall be equally applicable to both the singular and plural forms.

(a)           “Affiliate” means any company or enterprise which is directly or indirectly controlled by, under common control with or controlling a party, and its officers, directors, managers, and employees.  The term “control” shall mean the holding of more than fifty percent (50%) equity interests or of the power to appoint the majority of directors.

(b)           “Billet Supply Agreement” means the Steel Billet Supply Agreement dated August 15, 2006 by and between the Supplier and Hengyang Valin MPM Steel Tube Co., Ltd.

(c)           “Business Day” means a day, other than a Saturday, Sunday or public holiday, on which banks in the People’s Republic of China and Dallas, Texas, the United States of America are open for general business.

(d)           “Capital Increase Agreement” means the capital increase agreement for Supplier dated on or about August 15, 2006 between VTW, Hengyang Valin Steel Tube Co.,

Ltd., Star China and Supplier in respect of Star China’s contribution to the registered capital of Supplier.

(e)           “Competing Products” means any Tubular Products which Supplier or its subsidiary(ies) has the ability and capacity to manufacture at the time Buyer makes a purchase inquiry.

(f)            “Coupling” means a tubular section used for the exclusive purpose of joining two threaded pin ends of pipe or equipment having the same external and internal diameters and same thread.

(g)           “Coupling Materials” means seamless pipes from which tubular sections are prepared for the manufacture of Couplings or Cross-Overs.

(h)           “Cross-Over” means a tubular section used for the exclusive purpose of joining two threaded pin ends of pipe having different dimensions or threads.

(i)            “JV Company” means Hunan Valin Hengyang Steel Tube Co., Ltd., a Sino-foreign equity joint venture enterprise.

(j)            “Lone Star” means LST or subsidiaries in which LST owns at least 50% equity interest.

(k)           “Line Pipe” means finished or unfinished line pipe manufactured directly or indirectly by Supplier or its Subsidiaries (if any) based upon, at a minimum, the latest version of the standards promulgated by the API and/or the ASTM.

(l)            “Oil Country Tubular Goods” means casing, tubing, drill pipe, semi-finished and unfinished green tubes, Coupling stock and finished Couplings manufactured by Supplier or its Subsidiaries based upon, at a minimum, the latest version of the standards promulgated by the API and/or the ASTM.

(m)          “Persistent Default” as it relates to a Competing Product, means the failure by Supplier or its subsidiary(ies) to supply Competing Product that meets Buyer’s requirements as to technical specifications, quantity, quality and/or delivery time as set forth in Buyer’s inquiry (as accepted by Supplier or its subsidiary(ies)) and such failure shall have resulted in least three (3) serious complaints or claims for penalty or damage for payments for any one type of Competing Product from customers within any 6-month period (for the avoidance of doubt, a single down-hole failure shall be deemed to be a Persistent Default); provided, however, that minor deviations from the terms of the order which are beyond the control of Supplier or its subsidiary(ies) shall not be deemed to be a default.

(n)           “PRC” means The People’s Republic of China, for the purposes of this Agreement only, excluding Hong Kong Special Administrative Region, Macao Special Administrative Region and Taiwan.

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(o)           “Specialty Tubing” means mechanical and pressure tubes, cold drawn and hot finished tubes, shells for redraw and other boiler tubes manufactured directly or indirectly by Supplier or its Subsidiaries based upon, at a minimum, the latest version of the standards promulgated by the API and/or the ASTM.

(p)           “Subsidiaries” of Supplier or Buyer means a subsidiary in which Supplier or Buyer owns more than 50% equity interest.

(q)           “Term” has the meaning ascribed to it in Section 14.

(r)            “Territory” means North America (Canada, the United States of America and Mexico, which includes any offshore drilling within the territorial waters of such countries) and any other countries that the parties mutually agree to add to the Territory.

(s)           “Tubular Products” means Line Pipe, Oil Country Tubular Goods, Specialty Tubing and/or all other tubular products manufactured by Supplier or its Subsidiaries (if any).

(t)            “$” means the lawful currency of the United States of America.

2.             Exclusive Marketing.

(a)           Unless otherwise provided herein, during the Term, Supplier hereby grants LST the exclusive right, without limitation or exclusion, (i) to market and sell Tubular Products through Buyer to any party located in the Territory and, (ii) for any Tubular Product purchases initiated in the Territory without regard to the end-use location. LST shall conduct marketing and sales of Tubular Products in the Territory through Buyer.  It is understood that Supplier, prior to the signing of this Agreement, has distributed Tubular Products in the Territory to a limited extent.  From the date hereof, Buyer shall be responsible for the distribution and sales of all Tubular Products in the Territory.  Tubular Products shipped to the Territory but sold to international end-users outside the Territory through Buyer will constitute sales in the Territory, but such sales should not conflict with Supplier’s sales in international markets other than the Territory.

(b)           Supplier will promptly, and in any event no later than six (6) months from the date hereof, cease to directly or indirectly sell Tubular Products to customers in the Territory (other than to Buyer).

(c)           Supplier will disclose to Buyer all existing supply contracts it or its Subsidiaries (if any) have with customers in the Territory with unfulfilled orders, and as from the date hereof and subject to such customers’ consent, give Buyer the option to assume such contracts. In the event that customers of existing contracts decline to be transferred to the Buyer, Supplier shall continue to perform such contracts, provided that such contracts shall be terminated or fully performed before the end of the six (6) month period from the date hereof.

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(d)           Upon notification supported by reasonable evidence to Supplier by Buyer that a customer of Supplier located outside the Territory is purchasing Tubular Products from Supplier for the purpose of selling such Tubular Products into the Territory, Supplier will immediately cease selling any Tubular Products to such customer.

(e)           Buyer has customary operating and credit standards and terms and conditions for its distribution of Tubular Products.  To the extent consistent with such standards, terms and conditions, Buyer shall seek to retain the group of Supplier’s distribution channels set forth on Exhibit A hereto; provided, however, that Buyer will not be bound by any agreement previously entered into between Supplier or its Affiliates and such distributors.

3.             Preferred Supplier

(a)           During the Term, Supplier will be the preferred supplier for all Competing Products that Lone Star purchases in the PRC.

(b)           During the Term, Lone Star intents to optimize the purchase of the JV Company’s Competing Products and support JV Company’s desire to become the majority supplier for Lone Star’s global procurement of Competing Products, to the extent that it is consistent with the economic interests of Lone Star.

(c)           If at any time during the Term, Lone Star wishes to place an inquiry for Competing Products to be sourced from the PRC, Buyer will place such inquiry with Supplier or its Subsidiary(ies), setting forth the specifications of the product, price, quantity, quality, delivery time and other applicable terms.  For repeat inquiries (i.e. inquiries for identical Competing Products), Supplier or its Subsidiary(ies) with which the inquiry is placed will have the right to accept or decline the inquiry on such terms within two (2) Business Days of the inquiry being placed, and for new inquiries, Supplier or its Subsidiary(ies) with which the inquiry is placed will have the right to accept or decline the inquiry on such terms within five (5) Business Days of the inquiry being placed.  If Supplier or its Subsidiary(ies) with which the inquiry is placed declines to accept the inquiry in whole or in part or fails to reply within the relevant time period of the inquiry being placed, Lone Star may order such Competing Product from any other supplier at substantially the same terms and conditions that have been offered to Supplier.

(d)           If for whatever reason there is a Persistent Default, Lone Star has the right to suspend the preferred supplier arrangement with respect to the Competing Product for which the Persistent Default relates until the cause for the Persistent Default is resolved to Buyer’s reasonable satisfaction.  During such suspension, Supplier shall use its best efforts to identify and rectify the causes for the Persistent Default, and the preferred supplier arrangement shall be resumed as soon as practicable when the Persistent Default has been fully rectified to Buyer’s reasonable satisfaction.

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4.             Costing, Price and Payment.

(a)           During the Term, the price of the Tubular Products shall be at least the most favorable market price that the Supplier provides to its customers outside the PRC.  If the Supplier provides to any person (other than customers in the PRC) more favorable terms for any Tubular Products than those terms which Buyer is receiving for the same Tubular Products, taking into account the quantities, product costs, quality requirements, inventory requirements and delivery time, then:  (i) Supplier will promptly notify Buyer of such terms and (ii) so long as Buyer is in material compliance with its payment obligations under this Agreement (without taking into account disputed invoices), Supplier shall grant equally favorable terms to Buyer as those granted to such other customer.  The more favorable terms shall apply retroactively to all shipments of the affected Tubular Products as of the effective date of Supplier’s arrangement with its other customer(s) and shall continue until the termination of this Agreement.

(b)           With respect to Tubular Products that Buyer purchases from Supplier, Buyer shall make payment against documents (D/P) (as defined in Incoterms 2000) to Supplier at sight for each shipment. Within 7 days after the close of accounting book on a quarterly basis, Buyer shall calculate the amount, if any, representing customer returns, warranty claims and unresolved disputed invoices relating to Tubular Products occurring during such quarter, which shall be payable by Supplier or offset by Buyer’s next payment to Supplier in accordance with Section 19 below.  If such payment period ends on a day which is not a Business Day, such period shall be deemed to end on the next Business Day.  Buyer will be the importer of record for all products received by it under this Agreement.  All prices and payments under this Agreement shall be in U.S. Dollars.   Buyer shall use its best commercially reasonable efforts to maximize the price it charges its customers of Tubular Products, while Supplier shall use its best commercially reasonable efforts to minimize the product costs.

(c)           Supplier may, upon reasonable notice and during business hours, but not more frequently than once per quarter, have an independent third party audit the invoices between Buyer and its customers of Tubular Products solely for the purpose of reviewing Buyer’s invoices to such customers.  Information obtained by Supplier, orally or in writing, during such audit shall be considered confidential information subject to Section 17 hereof.

(d)           Buyer may, upon reasonable notice and during business hours, but not more frequently than once per quarter, have an independent third party audit the books and records of Supplier for the purpose of verifying the product costs. Information obtained by Buyer, orally or in writing, during such audit shall be considered confidential information subject to Section 17 hereof.

5.             Method of Sales.  Buyer will purchase the Tubular Products in accordance with method consistent with Incoterms 2000.

6.             Product Acceptance from Major Tubular Customers.  Buyer shall use reasonable efforts to work with Supplier to obtain product acceptance and approvals from major Tubular Product customers in the Territory and elsewhere.

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7.             Market and Production Information.

(a)           Buyer shall, from time to time, invite Supplier to participate in visits to customers in order to maximize market exposure and awareness on the part of Supplier.  Supplier shall, from time to time, as requested by Buyer, allow Buyer and customers to visit Supplier’s production facilities in Hengyang, Hunan, People Republic of China.  Buyer shall also provide Supplier, on a monthly basis, with market information and sales reports in respect of the Tubular Products acquired by Buyer from Supplier.

(b)           The parties acknowledge that prior to the signing of this Agreement, Supplier has been responsible for its marketing activities and distribution channels in the Territory.  Subject to Article 2, any changes to the choice of or management of Supplier’s existing distribution channels shall be at Buyer’s discretion pursuant to the exclusive marketing arrangement in the Territory.

8.             Volume Obligations.  During the Term, Supplier shall supply not less than 100,000 metric tons of Tubular Products annually for purchase by Buyer unless Buyer requests a smaller amount, and shall, together with the Tubular Products purchased by Buyer from Valin MPM Steel Tube Co., Ltd., supply not less than 200,000 metric tons of Tubular Products annually for purchase by Buyer unless Buyer requests a smaller amount.  Buyer shall use its best efforts to achieve target sales of not less than 200,000 metric tons of Tubular Products annually from Supplier and Valin MPM Steel Tube Co., Ltd. and shall have consideration for Supplier’s and Valin MPM Steel Tube Co., Ltd.’s mill operating capacity in placing orders for Tubular Products.

9.             Product Quality and Claims.

(a)           Supplier represents and warrants to Buyer as follows:  Supplier will deliver to Buyer title to all Tubular Products free and clear of all security interests, liens, charges, restrictions or encumbrances of any kind, nature or description; all Tubular Products shall be free from defects in material and/or workmanship, unless otherwise specified in the purchase order; all Tubular Products shall be new and not used or reconditioned; all Tubular Products will conform to Buyer’s specifications and technical standards set forth in each purchase order. All Tubular Products shall in all respects be suitable for the particular purpose for which they are purchased and all Tubular Products shall be merchantable in accordance with the purchase orders.  All Tubular Products shall be packaged, labeled and shipped in accordance with applicable laws and regulations, including without limitation state and federal environmental and hazardous substance laws and regulations, and in accordance with the purchase orders.

(b)           In the event that there is any product quality issue contained in the Tubular Products upon delivery to Buyer (whether through a customer-initiated complaint or otherwise), Buyer shall be responsible for investigating it, interfacing with the customer as well as Supplier, but Supplier shall be solely responsible for any defective Tubular Products and any damages caused thereby.  In connection with the handling of such product quality issues, (i) Buyer will discuss with Supplier the proposed settlement offer with a customer prior to extending such offer to the customer; (ii) Supplier will use its best efforts to conform to Buyer’s 30-day customary time framework for handling of product quality issues; and (iii) Supplier shall be responsible for all settlement costs, including any direct or indirect legal, special or consequential damages;

6

provided, however, that Supplier shall not be responsible for any settlement effected by Buyer without Supplier’s prior consent, which shall not be unreasonably withheld, conditioned or delayed.  If Supplier shall not have responded within 30 days, Supplier shall be deemed to have agreed to the settlement suggested by Buyer.

10.           Product Mix and Volume.  Buyer and Supplier shall work closely together in developing an annual supply plan, which shall be completed 90 days before the beginning of each calendar year. Buyer shall use its best commercially reasonable efforts to prepare a reasonably accurate forecast for the demand of the Tubular Products in such annual supply plan so as to enable Supplier to efficiently allocate its production resources, while Supplier shall use its best commercially reasonable efforts to prepare a reasonably accurate forecast for the product costs in such annual supply plan so as to enable Buyer to better market and sell of Tubular Products.  Buyer shall advise Supplier of the anticipated volume and product mix of Tubular Products that Supplier will manufacture for purchase by Buyer on a quarterly basis, such forecast to be delivered 60 days prior to the beginning of each quarter.  Buyer may make specific line item changes at any time on or before 45 days prior to commencement of production.  Supplier shall confirm with Buyer that it will produce the Tubular Products requested in such forecast within five days of receipt of Buyer’s advice of its needs.  Buyers shall place purchase orders in reasonable advance time prior to delivery consistent with market practice.

11.           Remedies.  In the event of Supplier’s breach of this contract and subject to Section 3 herein, Buyer may take any or all of the following actions, without prejudice to any other rights or remedies available to Buyer under this Agreement or by law: (i) require Supplier to repair or replace such Tubular Products, and upon Supplier’s failure or refusal to do so, repair or replace the same at Supplier’s expense, (ii) reject any shipment or delivery containing defective or non-conforming Tubular Products and return or replacement of such Tubular Products at Buyer’s option, said return to be made at Supplier’s cost and risk, or (iii) cancel any outstanding deliveries hereunder, and treat such breach by Supplier as Supplier’s repudiation of the purchase order(s) relating to such deliveries.  In the event of Buyer’s breach of this contract, unless otherwise proved by Supplier the existence of actual damages, Supplier’s remedy shall be Supplier’s recovery of the Tubular Products or the purchase price payable for Tubular Products shipped prior to such breach.

12.           Product Liability Insurance.  Throughout the Term of this Agreement and for a period of two years thereafter, Supplier will maintain in effect sufficient and proper product liability insurance through an internationally recognized insurance company with insurance coverage required by LST consistent with insurance coverage requirements applicable to similar products sold in the Territory.

13.           Prompt Delivery.  Time of delivery is of the essence of each purchase order of Tubular Products. Buyer and Supplier shall work closely to ensure timely delivery required by the purchase orders.

14.           Inspection and Audit Rights; Priority.  Upon Buyer providing Supplier no less than 30 days’ prior notice, Buyer shall have the right to inspect, or have a third party

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inspect, any or all of the Tubular Products prior to loading at the port of origin or upon Buyer’s receipt, at Buyer’s election, which right shall be exercisable notwithstanding Buyer’s having paid for the goods prior to inspection.  Any product that according to any such inspection does not meet the agreed upon specifications as set forth in Section 8 may be rejected by Buyer.  Supplier agrees that production and shipments of Tubular Products to Buyer will have priority over all other conflicting orders received by Supplier from any person, and Supplier shall implement and maintain effective controlling measures to ensure the priority on production and shipments of Tubular Products to Buyer will at all times be effectively carried out. Buyer’s inspection of Tubular Products shall have no effect on Supplier’s product warranty or liability for any direct or indirect damages, costs or losses caused by Tubular Products under Section 9.  Buyer, by reason of its failure to inspect the goods, shall not be deemed to have accepted any defective Tubular Products or Tubular Products which do not conform to the specifications thereof, or to have waived any of Buyer’s rights or remedies arising by virtue of such defects or nonconformance.  If any of the delivered Tubular Products are in a defective or nonconforming condition, efforts of Buyer to correct such defect or nonconformance shall not constitute an acceptance, and Buyer may reject such Tubular Products where the attempt to repair has proved unsuccessful.  Buyer shall have no obligation to attempt to repair or correct such defect or nonconformance.

15.           Term.  The term of this Agreement (“Term”) shall commence from the date hereof until terminated in accordance with the provisions of Sections 15 or 16.  This Agreement will terminate automatically upon (1) the completion of the merger of Supplier into JV Company, or (2) the termination of the Billet Supply Agreement, unless it is otherwise agreed in writing by the Parties.

16.           Termination of Agreement.

(a)           Terms.  This Agreement shall have a term of five (5) years unless early terminated in accordance with Section 15 or this Section 16.

(b)           Termination by Agreement.  This Agreement may be terminated upon the mutual written agreement of the parties.

(c)           Termination for Bankruptcy.  Any party upon written notice to the other Party may terminate this Agreement at any time in the event any other party shall make an assignment for the benefit of its creditors, or shall file a voluntary petition under the bankruptcy, reorganization, insolvency or similar laws of any jurisdiction to which it is subject, or shall suffer an involuntary petition under such laws to be filed against it, or shall be adjudicated bankrupt or insolvent, or have an order for relief in bankruptcy entered concerning it, under the laws of any jurisdiction to which it is subject.

(d)           Effect of Termination.  If this Agreement shall be terminated pursuant to this Section, all further obligations of the parties under this Agreement (other than Sections 9, 11, 12, 17, 19, 20, 22, 25, 26, 28) shall be terminated without further liability of any party to the other; provided, however, that nothing herein shall relieve any party from liability for its breach of this Agreement prior to its termination.

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17.           Confidentiality Obligations.  Each party shall use its best efforts to prevent any of the other party’s proprietary and confidential information that it receives under the scope of this Agreement from being (a) used for any purpose other than the fulfillment of the receiving party’s obligations under this Agreement or (b) disclosed to any third party (other than the receiving party’s counsel, auditors or other advisors), in each case without the prior written consent of the other party.  The provisions of this Section shall not apply and the receiving party shall have no obligation with respect to any information that the receiving party can show:  (i) is or becomes public knowledge through no wrongful act of the receiving party; (ii) is already known to the receiving party, which knowledge can be documented from written records; (iii) is rightfully obtained by the receiving party from any third party without similar restriction and without breach of any obligation owed to the disclosing party; or (iv) is independently developed by the receiving party’s employees who have not had access to the applicable confidential information.  In addition, a receiving party may disclose confidential information of the other party if it becomes compelled to do so by applicable law, regulation or legal process; provided, however, that before doing so it gives the other party reasonable notice of its intended disclosure sufficient for the other party to seek a protective order.

18.           Force Majeure.  If any party is prevented from or delayed in complying, either totally or in part, with any of the terms or provisions of this Agreement by reason of (a) fire, flood or storm that inflicts damage to Supplier’s facilities, or (b) other causes beyond the reasonable control of Buyer or Supplier that, in the case of either (a) or (b), cause Supplier’s facilities to become inoperable, then upon notice to the other party, the affected provisions shall be suspended during the period of such disability and such party shall have no liability in connection therewith.  Supplier will use its best efforts to remedy any disability caused by a Force Majeure event.

19.           Invoices; Right of Set-Off.  Supplier shall render one copy of each purchase order invoice submitted under this Agreement and shall send all purchase documents to the Buyer in accordance with method consistent with Incoterms 2000 (to the extent applicable).  To the extent permitted under applicable PRC Customs, foreign exchange and taxation laws and regulations, Buyer shall have the rights of set-off, netting, offset, recoupment, and similar rights relating to any payments to be made by Buyer to Supplier or any Subsidiary of Supplier pursuant to any order for Tubular Products or otherwise.

20.           Environmental. Supplier warrants that it will, and shall cause all of its Affiliates, officers, directors, managers, independent contractors, and employees, to perform all services and furnish all Tubular Products with due care and in compliance with all applicable federal, state, regional, and local safety and environmental laws, rules, regulations, including, without limitation, laws, rules, and regulations pertaining to notification, permitting, waste management and unauthorized releases.  Supplier further agrees to indemnify, defend and hold Buyer harmless from any and all claims, demands, judgments, causes of action, damages, penalties, fines, costs, liabilities or losses, including, but not limited to, personal injury or death and property damage which arise as a result of activities related to performance of this Agreement or any breach of any provision of this Agreement.  This indemnity shall survive completion or termination of this Agreement.

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21.           Clerical Errors.  Stenographic and clerical errors, whether in mathematical computation or otherwise, made by Buyer on a purchase order or any other forms delivered to Supplier shall be subject to correction by Buyer.  If Supplier finds any clerical errors on such documents, it shall inform Buyer accordingly.

22.           Joint Liability.  Both Supplier and Buyer hereby agree to cause its respective Affiliates and any of its or its Affiliates’ officers, directors, managers, independent contractors, or employees to honor the covenants contained in this Agreement.  Both Supplier and Buyer shall be liable for any breaches of such covenants by its respective Affiliates and its or its Affiliates’ officers, directors, managers, independent contractors, or employees.

23.           Entire Agreement; Amendment.  This Agreement constitutes the entire agreement between Buyer and Supplier with respect to the subject matter hereof.  This Agreement may not be amended except by an instrument in writing executed by both Buyer and Supplier.

24.           Applicable Law.  This Agreement will be governed by, and construed in accordance with, the laws of Hong Kong, SAR.

25.           Successors and Permitted Assigns.  This Agreement will be binding upon, and will inure to the benefit of, each party and their respective successors and assigns; provided, however, none of the parties may assign this Agreement without the prior written consent to the assignment by the other parties hereto except that Buyer may serve as Supplier’s exclusive sales agent either directly or through a wholly owned subsidiary, provided that Buyer remains fully liable to Supplier under this Agreement.

26.           Arbitration and Attorney Fees.  The parties shall make every effort to settle amicably any and all disputes, controversies and conflicts arising out of or relating to or in connection with this Agreement, the performance or non-performance of the obligations set forth herein (including any questions regarding its existence, validity or termination) (a “Dispute”).  Disputes or claims, if any, which cannot be settled amicably between the parties, within thirty (30) days after written notice of such Dispute has been given by one party to the other party, shall be referred to and finally resolved by arbitration in Hong Kong under the Rules of Arbitration of the International Chamber of Commerce (“ICC Rules”) for the time being in force.  The ICC Rules shall be deemed to be incorporated by reference into this Section within this Agreement.  The Tribunal shall consist of one (1) arbitrator who shall be appointed by the Chairman of the International Chamber of Commerce.  Such arbitrator shall not be a citizen of the United States of America or the People’s Republic of China.  The costs of the arbitration, including administrative and arbitrator’s fees, shall be shared equally by the parties.  Each party shall bear the costs of its own attorney’s fees and expert witness fees.  The arbitration proceedings shall be in both English and Chinese and all pleadings and written evidence shall be in English and Chinese.  The decision of the arbitrator shall be final, binding and enforceable upon the parties and judgment upon any award rendered by the arbitrator may be entered in any court having jurisdiction thereof.  In the event that the failure of a party to this Agreement to comply with the decision of the arbitrator requires the other party to apply to any court for enforcement of such award, the non-complying party shall be liable to the other for all cost of

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such litigation including attorneys’ fees.  The parties may apply to any court of competent jurisdiction in accordance with this clause (ii), for temporary or permanent injunctive relief, without breach of this clause (ii) or abridgement of the powers of the arbitrator.  None of the parties shall be entitled to commence or maintain any action in any court of law upon any matter in dispute until such matter shall have been submitted to, and finally determined under, the dispute resolution and arbitration procedures in this clause (ii), and then only for the enforcement of any arbitral award.  Process may be served on any party in the manner set forth in this Agreement by such other method authorized by applicable law or court rule.  During the settlement process of disputes, each party shall continue to perform its obligations unrelated to the relevant disputes under this Agreement.

27.           Notice Provision.  All required or permitted notices and other communications shall be in writing and, unless otherwise provided in this Agreement, shall be deemed effective when transmitted to the addresses set forth below (i) on the second Business Day following delivery to the courier service if sent by international air courier, fastest method, where the recipient is required to sign for such package, (ii) upon receipt by the sender of a confirmation of receipt by the recipient’s fax machine designated below if sent by fax or (iii) upon delivery to a responsible person at the office specified if by manual delivery:

If to Supplier:

Hengyang Valin Steel Tube Co., Ltd.
Attention: General Manager
[Address]

If to VTW:

Hunan Valin Steel Tube & Wire Co., Ltd.
Attention:
Address: Valin Plaza, No. 111 Section of Fu Rong Zhong Lu, Changsha, Hunan Province, PRC

If to Buyer:

[Trading Company]
Attention: Chief Executive Officer
15660 N. Dallas Pkwy., Ste. 500,
Dallas, TX 75248, U.S.A.
Fax: +1-972-770-6474

with a copy to (which shall not constitute notice):

Weil, Gotshal & Manges LLP
200 Crescent Court, Suite 300
Dallas, Texas 75201, U.S.A.
Attention: Mary R. Korby
Fax: +1-214-746-7777

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If to LST:

Lone Star Technologies, Inc.
Attention: General Counsel
15660 N. Dallas Pkwy., Ste. 500
Dallas, TX 75248, U.S.A.
Fax: +1-972-770-6474

with a copy to (which shall not constitute notice):

Weil, Gotshal & Manges LLP
200 Crescent Court, Suite 300
Dallas, Texas 75201, U.S.A.
Attention: Mary R. Korby
Fax: +1-214-746-7777

or to such other address or addresses as any such party may from time to time designate for itself in writing.

28.           No Third Party Beneficiaries.  Nothing in this Agreement shall be construed to create any rights in any third party against any party.

29.           Compliance with Laws.  Each party agrees to comply with all applicable laws and regulations relating to its performance hereunder.  Each Party shall ensure that it obtains and maintains at its own cost all necessary permits and/or licenses necessary for it to perform its obligations hereunder.

30.           No Waiver.  The performance of or compliance with a party’s obligation hereunder may be waived, but only in writing signed by an authorized representative of the other party.  A waiver of compliance with any provision of this Agreement shall not constitute a waiver of any subsequent lack of compliance with such provision or of any other provision of this Agreement.  Failure of any party to enforce at any time any provision of this Agreement shall not be construed as a waiver thereof.

31.           Relationship of Parties.  Nothing in this Agreement shall create, or be deemed to create, a partnership, joint venture or legal relationship of any kind between the parties that would impose liability upon one party for the acts or failure to act of the other party, or authorize any party to act as agent for the other.  Save where expressly stated in this Agreement, none of the parties shall have the authority to make representations, act in the name or on behalf of or otherwise bind the other.

32.           Execution.  This Agreement may be executed in any number of counterparts and by the parties on separate counterparts, each of which, when executed, shall be an original, but all counterparts shall together constitute on and the same instrument.

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33.           Further Assurance.  LST shall execute or procure the execution of all necessary service contracts between Buyer on the one hand and LST or other third-party service providers on the other hand as may from time to time be necessary to give support to Buyer in performing its distribution and sale responsibility hereunder.

34.           Language.  This Agreement is written in English and Chinese.  Both languages shall be of equal effect.

IT WITNESS WHEREOF, the parties hereto have entered into this Agreement as of the date first written above.

[TRADING COMPANY]

By:
Name:
Title:

LONE STAR TECHNOLOGIES, INC.

By:
Name:
Title:

HENGYANG VALIN STEEL TUBE CO., LTD.

By:
Name:
Title:

HUNAN VALIN STEEL TUBE & WIRE CO., LTD.

By:
Name:
Title:

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I hereby certify that, this Agreement has been approved by the board of directors of Hengyang Valin Steel Tube Co., Ltd. on            .

By:
Name :
Title : Legal Representative
Date :

Company Seal :

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Exhibit A

Supplier’s Distributors in the Territory and Distribution Terms

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